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                                                                    EXHIBIT 99.1

PROXY                      BLOUNT INTERNATIONAL, INC.
                              MONTGOMERY, ALABAMA

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     FOR THE SPECIAL MEETING OF STOCKHOLDERS ON THE 18 DAY OF AUGUST, 1999.

    The undersigned hereby appoints Richard H. Irving, III and L. Daniel Morris, Jr., and each of them, with full power to appoint his substitutes, attorneys, successors and assigns, as proxies to represent the undersigned and vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Blount International, Inc. to be held on August 18, 1999, 10:00 a.m., local time, at the offices of Blount International, Inc. located at 4520 Executive Part Drive, Montgomery, Alabama, and at any adjournments or postponements thereof, upon the matters set forth herein and, in their discretion, upon all matters which may come before the Special Meeting.
THE BOARD OF DIRECTORS HAS RECOMMENDED THAT YOU VOTE "FOR" THE MERGER PROPOSAL.
    UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR THE MERGER PROPOSAL NOTED BELOW AND WILL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THEIR BEST JUDGMENT AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE SPECIAL MEETING AND AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN ON THE REVERSE SIDE, NO BOXES NEED TO BE CHECKED.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
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[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE MERGER PROPOSAL
APPROVAL OF THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND
RECAPITALIZATION, DATED AS OF APRIL 18, 1999, BETWEEN BLOUNT INTERNATIONAL, INC. AND RED DOG ACQUISITION, CORP. IN THE MERGER, THE STOCKHOLDERS WILL RECEIVE, AT THEIR ELECTION AND SUBJECT TO PRORATION, $30 IN CASH OR TWO SHARES OF COMMON STOCK OF THE SURVIVING CORPORATION FOR EACH SHARE OF COMMON STOCK.

  [ ] FOR                           [ ] AGAINST                          [ ] ABSTAIN
                                    [ ] MARK HERE IF YOU PLAN TO ATTEND THE SPECIAL
                                        MEETING
                                    [ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT
                                        LEFT

                                    PLEASE VOTE, SIGN, DATE AND RETURN THIS
                                    PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.

                                    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS, IF
                                    ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN
                                    REPRESENTATIVE CAPACITY SIGN NAME AND
                                    INDICATE TITLE. IF SHARES ARE IN THE NAMES
                                    OF MORE THAN ONE PERSON EACH PERSON SHOULD
                                    SIGN.

Signature:                   Date:          Signature:                     Date: